                                                                    Exhibit 3.87

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 05/25/2000
   001266275 - 2203869



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          INTERNATIONAL ANALYTICS, INC.


INTERNATIONAL ANALYTICS, INC., a corporation organized and existing under and by virtue of the general corporation Law of the State of Delaware, DOES HEREBY CERTIFY;

         FIRST. That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

         RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

         FIRST: The name of this corporation shall be:

                        SHIP ANALYTICS INTERNTIONAL, INC.

         SECOND. That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the general Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by JANET FIORE, this 18th day of May A.D. 2000



                                              /s/ Janet Fiore
                                           -------------------------------------
                                           Authorized Officer

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 03/08/2000
   001116205 - 2203869



                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                       SHIP ANALYTICS INTERNATIONAL, INC.
                      -------------------------------------

SHIP ANALYTICS INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the general corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST. That the Board of Directors of said corporation, at a meeting duly convened and held, adopted the following resolution:

         RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:

         FIRST:  The name of this corporation shall be:

                          INTERNATIONAL ANALYTICS, INC.

         SECOND. That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the general Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by JANET FIORE, this 28th day of February A.D. 2000.


                                                /s/ Janet Fiore
                                         ---------------------------------------
                                            Authorized Officer

                                                         STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 03/23/1993
                                                        763082801 - 2203869


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION

Ship Analytics of Singapore Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of Ship Analytics of Singapore Inc. held on 29 January 1993, the following resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate of Incorporation of this corporation to be amended by changing the First Article so that, as amended said Article shall be and read as follows:

         "The name of the Corporation is:
                                          --------------------------------------
              Ship Analytics International, Inc."
--------------------------------------------------------------------------------

         SECOND: That thereafter, pursuant to the above resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting of the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment as duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That the capital of said corporation shall not be reduced under or by reason of amendment.

         IN WITNESS WHEREOF, said Ship Analytics of Singapore Inc. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Alan J. Pesch its President and Francis L. Crowley its Secretary, this 29th day of January 1993.


/s/ Francis L. Crowley                                 /s/ Alan J. Pesch
--------------------------------------                 -----------------
Francis L. Crowley, Secretary                          Alan J. Pesch, President

     STATE OF DELAWARE
     SECRETARY OF STATE
  DIVISION OF CORPORATIONS
 FILED 09:00 AM 10/16/1992
    922905323 - 2203869


             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT


It is hereby certified that:

                        SHIP ANALYTICS OF SINGAPORE INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to Three Christina Centre, 201 North Walnut Street, City of Wilmington 19801, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to The Company Corporation, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.


Signed on June 15, 1992


                                                  /s/ Alan J. Pesch
                                          --------------------------------------
                                              Alan J. Pesch, President

Attest:


/s/ Francis L. Crowley
------------------------------------
          Secretary
      Francis L. Crowley

                          CERTIFICATE OF INCORPORATION

                                       OF

                        SHIP ANALYTICS OF SINGAPORE INC.

                                    * * * * *

     1. The name of the corporation is

                        SHIP ANALYTICS OF SINGAPORE INC.

     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     3. The nature of the business or purposes to be conducted or promoted is:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. 4. The total number of shares of stock which the corporation shall have authority to issue is three thousand (3,000); all of such shares shall be without par value.

     The holders of common stock shall, upon the issue or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holdings of common stock, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.

     5. The name and mailing address of each incorporator is as follows:

              NAME                                  MAILING ADDRESS
              ----                                  ---------------

L. J. Vitalo                                     Corporation Trust Company
---------------------------------------          1209 Orange Street
                                                 Wilmington, Delaware 19801



J. A. Grodzicki                                  Corporation Trust Company
---------------------------------------          1209 Orange Street
                                                 Wilmington, Delaware 19801



E. A. Jensen                                     Corporation Trust Company
---------------------------------------          1209 Orange Street
                                                 Wilmington, Delaware 19801

     6. The corporation is to have perpetual existence.

     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of

Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 2nd day of August, 1989.

                                             /s/ L. J. Vitalo
                                         --------------------
                                             L. J. Vitalo

                                             /s/ J. A. Grodzicki
                                         -----------------------
                                             J. A. Grodzicki

                                             /s/ E. A. Jensen
                                         --------------------
                                             E. A. Jensen